Exhibit 99.1

YUME NAMES CRAIG FORMAN TO ITS BOARD OF DIRECTORS

Redwood City, Calif. – July 6, 2015 – YuMe, Inc. (NYSE: YUME), the global audience technology company powered by data-driven insights and multi-platform expertise, today announced the appointment of Craig Forman to its board of directors. Mr. Forman has extensive management and board experience in digital advertising, digital video, mobile applications, and media.

“We are excited to welcome Craig to YuMe’s board of directors,” said Jayant Kadambi, Chairman and CEO of YuMe. “Craig’s deep expertise in the media and technology industries, and his board and executive experience, will make him an invaluable addition to our team.”

“Video consumption has changed significantly over the last few years, which is altering the way brands engage with their audiences and media providers monetize their inventory. I’m impressed with YuMe’s ability to meet video advertisers’ and publishers’ needs through its unique technology platform, and I believe the Company is well positioned for continued success,” said Craig Forman. “I look forward to working with Jayant, the board and the rest of the YuMe team.”

Mr. Forman is a private investor and entrepreneur, a former media, technology and telecommunications executive and former Wall Street Journal bureau chief and foreign correspondent. He has held senior executive roles with EarthLink, Yahoo!, Time Warner, Infoseek, and Dow Jones, most recently as president of EarthLink’s consumer access and audience business.

Mr. Forman also has served as a director on a variety of public and private company boards. He is a director at news and information leader McClatchy Co., the publisher of The Miami Herald and many other U.S. newspapers, as well as Montreal-based local digital media and marketing-solutions provider Yellow Pages Ltd. In March 2015, Mr. Forman joined the board at Digital Turbine Inc., following its acquisition of Appia, Inc., a mobile-applications technology company where Mr. Forman had served as executive chairman since 2011. Previously Mr. Forman served as executive chairman of WHERE, Inc., a leading mobile-advertising technology network acquired by eBay Inc. in 2011.

The Company also announced that David Weiden, Partner at Khosla Ventures, and Ping Li, General Partner at Accel Partners, have resigned from the Board of Directors at YuMe. “Ping and David have been instrumental in helping YuMe grow and succeed from its earliest stages,” said Mr. Kadambi. “Ping and David have served on our board since 2006 and 2009, respectively, and we are grateful for their years of service and contributions to the Company.”

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of digital video brand advertising solutions. Its proprietary data science-driven technologies and large audience footprint drive inventory monetization and enable advertisers to reach targeted, brand receptive audiences across a wide range of Internet-connected devices. Designed to serve the specific needs of brand advertising, YuMe’s technology platform simplifies the complexities associated with delivering effective digital video advertising campaigns in today’s highly-fragmented market. YuMe is headquartered in Redwood City, CA with European headquarters in London and 17 additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. Current YuMe logos can be found at www.yume.com/news/logos.

YuMe is a trademark of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about changes to the membership of our Board and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include competitive trends in a dynamic market, our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2015 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875